                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                            13-5266470
                                                            (I.R.S. employer
                                                            identification no.)

399 Park Avenue, New York, New York                         10043
(Address of principal executive office)                     (Zip Code)

                             -----------------------

                             SCHOLASTIC CORPORATION
              (Exact name of obligor as specified in its charter)

Delaware                                                    13-3385513
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

        555 Broadway
        New York, New York                                  10012
        (Address of principal executive offices)            (Zip Code)

                            -------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

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Item 1.        General Information.

               Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                         Address
               ----                                         -------
               Comptroller of the Currency                  Washington, D.C.

               Federal Reserve Bank of New York             New York, NY
               33 Liberty Street
               New York, NY

               Federal Deposit Insurance Corporation        Washington, D.C.

        (b)    Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.        Affiliations with Obligor.

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                       None.

Item 16.       List of Exhibits.

               List below all exhibits filed as a part of this Statement of Eligibility.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

               Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

               Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

               Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

               Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

               Exhibit 5 - Not applicable.

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               Exhibit 6 - The consent of the Trustee required by Section
               321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

               Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1996 - attached)

               Exhibit 8 - Not applicable.

               Exhibit 9 - Not applicable.

                               ------------------

                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 2nd day of December, 1996.

                                             CITIBANK, N.A.

                                             By      /s/ R. T. Kirchner
                                                  ----------------------------
                                                  R. T. Kirchner
                                                  Vice President

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                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                Citibank, N.A.

of New York in the State of New York, at the close of business on September 30, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                    ASSETS

                                                             Thousands
                                                             of dollars

Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin      $  8,647,000
Interest-bearing balances                                     13,006,000
Held-to-maturity securities                                            0
Available-for-sale securitities                               22,101,000
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the bank
  and of its Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold                                         4,263,000
    Securities purchased under agreements to resell              370,000
Loans and lease financing receivables:
    Loans and Leases, net of unearned
    income ................................$147,806,000
    LESS: Allowance for loan and lease
    losses ................................   4,386,000
    LESS: Allocated transfer risk reserve..           0
                                           ------------
Loans and leases, net of unearned income, allowance, and
  reserve                                                    143,420,000
Trading assets                                                24,655,000
Premises and fixed assets (including capitalized leases)       3,547,000
Other real estate owned                                          708,000
Investments in unconsolidated subsidiaries and associated
  companies                                                    1,220,000
Customers' liability to this bank on acceptances outstanding   2,270,000
Intangible assets                                                105,000
Other assets                                                   7,084,000
                                                            ------------
TOTAL ASSETS                                                $231,396,000
                                                            ============

                                  LIABILITIES

Deposits:
  In domestic offices                                       $ 35,623,000
  Noninterest-bearing                      $13,179,000
  Interest-bearing                          22,445,000
                                           -----------
In foreign offices, Edge and Agreement subsidiaries, and
  IBFs                                                       130,945,000
  Noninterest-bearing                        8,792,000
  Interest-bearing                         122,153,000
                                           ===========
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiareis, and in IBFs:
  Federal funds purchased                                      1,872,000
  Securities sold under agreements to repurchase                 398,000
  Demand notes issued to the U.S. Treasury                             0
Trading liabilities                                           17,042,000
Other borrowed money:
  With a remaining maturity of one year or less                9,839,000
  With a remining maturity of more than one year               4,014,000
Mortgage indebtedness and obligations under capitalized
  leases                                                         137,000
Bank's liability on acceptances executed and outstanding       2,316,000
Subordinated notes and debentures                              4,700,000
Other liabilities                                              8,549,000
                                                            ------------
TOTAL LIABILITIES                                           $215,435,000
                                                            ============
Limited-life preferred stock and related surplus                       0

                                EQUITY CAPITAL
Perpetual preferred stock and related surplus                          0
Common stock                                                $    751,000
Surplus                                                        6,895,000
Undivided profits and capital reserves                         8,308,000
Net unrealized holding gains (losses) on available-for-
  sale securities                                                590,000
Cumulative foreign currency translation adjustments             (583,000)
                                                            ------------
TOTAL EQUITY CAPITAL                                        $ 15,961,000
                                                            ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL                                            $231,396,000
                                                            ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN
     CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS
             JOHN S. REED
      WILLIAM R. RHODES
      DIRECTORS